Exhibit 10.20

Employee Confidentiality, Assignment, and Restrictive Covenants Agreement

In consideration of and as a condition of: (i) my employment with Factorial Inc. (including its subsidiaries and other affiliates for or on behalf of whom I perform services, or about whom I obtain or have access to Proprietary Information, during the course of my employment (or other services relationship) with the Factorial Inc., and its and their successors and assigns, the “Company”), and (ii) the equity-based award I received pursuant to the Company’s long-term incentive plan, which I acknowledge is fair and reasonable consideration independent from the continuation of my employment; the compensation and benefits provided to me by the Company; the Company providing me with access to its Proprietary Information (as defined below), trade secrets, and/or specialized training; and other good and valuable consideration the receipt and sufficiency of which I hereby acknowledge, I enter into this Employee Confidentiality, Assignment, and Restrictive Covenants Agreement (this “Agreement”) and agree as follows:

1.Proprietary Information.  I agree that all information, whether or not in writing, concerning the Company’s business, technology, business relationships or financial affairs that the Company has not released to the general public that the Company seeks to maintain as confidential (collectively, “Proprietary Information”) and all tangible embodiments thereof are and will be the exclusive property of the Company.  By way of illustration, Proprietary Information may include information or material that has not been made generally available to the public, such as:  (a) corporate information, including plans, business opportunities, strategies, methods, policies, resolutions, negotiations or litigation-related information; (b) sales and marketing information, including strategies, methods, customer or business partner identities or other confidential information about customers, business partners, prospect identities or other confidential information about prospects, customer or market analyses or projections or contract terms; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists;  (d) operational or technological information, including plans, specifications, manuals, forms, templates, pre-clinical and clinical testing data and strategies, research and development strategies, designs, methods, procedures, formulae, data, reports, discoveries, inventions, improvements, concepts, ideas, know-how, trade secrets (as defined by applicable law), and other Developments (as defined below), software developed by or for the benefit of the Company and related data source code and programming information (whether or not patentable or registered under copyright or similar statutes),  patent applications, mask works and hardware configuration information; and (e) personnel information, including personnel lists, reporting or organizational structure, performance evaluations and termination arrangements. Proprietary Information also includes information received in confidence by the Company from its customers, suppliers, business partners or other third parties.

2.Company’s Rights to Proprietary Information.  Except as permitted by Sections 21 or 22 of this Agreement, I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information.

3.Rights of Others.  I understand that the Company is now and may hereafter be subject to nondisclosure or confidentiality agreements with third parties that require the Company to protect or refrain from use or disclosure of proprietary information.  I agree to be bound by the terms of such agreements in the event I have access to such proprietary information. I understand that the Company strictly prohibits me from using or disclosing confidential or proprietary information belonging to any other person or entity (including any employer or former employer), in connection with my employment.  In addition, I agree not to bring any confidential information belonging to any other person or entity onto Company premises or into Company workspaces.

4.Commitment to Company; Avoidance of Conflict of Interest.  While an employee of the Company, I will not, directly or indirectly, engage in (a) any business activity that is competitive with, or conflicts with, the Company’s business activity or (b) any other outside business activity, except as expressly authorized in writing and in advance by a duly authorized member of Company management. I will advise a member of Company management at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company.  I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist.

5.Developments.  I will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, data, databases, computer programs, research, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship, and other intellectual property, including works-in-process (collectively “Developments”) whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction during the period of my employment.  I acknowledge that all work performed by me is on a “work for hire” basis, and I hereby assign and transfer to the Employing Company (as defined below) and its successors and assigns all my right, title and interest in and to all Developments that (a) relate to the business of the Company or any customer of, supplier to or business partner of the Company or any of the products or services being researched, developed, manufactured or sold by the Company or which may be used with such products or services; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, sui generis database rights and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

To preclude any possible uncertainty, if there are any Developments that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (“Prior Inventions”), I have set forth on Exhibit A attached hereto a complete list of those Prior Inventions.  If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason.  If there are any patents or patent applications in which I am named as an inventor, other than those that have been assigned to the Company (“Other Patent Rights”), I have also listed those Other Patent Rights on Exhibit A.  If no such disclosure is attached, I represent that there are no Prior Inventions or Other Patent Rights.  If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, research or development program, or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, perpetual, irrevocable, worldwide license (with the full right to sublicense directly and indirectly through multiple tiers) to make, have made, modify, use, sell, offer for sale and import such Prior Invention.  Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent. I will not, without the Company’s prior written consent, incorporate into any Company product or otherwise deliver to the Company any software code that is subject to any license that by its terms requires, or conditions the use or distribution of such code on, the disclosure, licensing or distribution of such Company product or any source code owned or licensed by the Company (e.g., software code licensed under the GNU GPL, LGPL or AGPL).

This Agreement does not obligate me to assign to the Employing Company any Development that, in the sole judgment of the Company, reasonably exercised, is developed entirely on my own time and does not relate to the business efforts or research and development efforts in which, during the period of my employment, the Company actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Company.  However, I will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion.  I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 5 will be interpreted not to apply to any invention that a court rules and/or the Company agrees falls within such classes.  I also hereby waive all claims to any moral rights or other special rights that I may have or accrue in any Company-Related  Developments.

For the purposes of this Section 5, the term “Employing Company” means the entity employing me at the time that the applicable Development is created, made, conceived or reduced to practice.  If I am jointly employed by two or more entities at such time, the Employing Company means the entity that is the primary employer.

6.Documents and Other Company Property.  I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments developed by me during my employment, which records will be available to and remain the sole property of the Company at all times.

Subject to Section 5, all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company.  Any property situated on the Company’s premises and/or owned by the Company, including without limitation laptops, computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice, and I have no expectation of privacy in my use of such Company property or any of the Company’s electronic systems.  Upon the earlier of a request by the Company or termination of my employment, I will deliver to the Company, without altering, deleting or purging any files or documents that may contain Company information, all copies and other tangible embodiments of Proprietary Information, Company property and equipment in my possession, custody or control, including all laptops and computer equipment, files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies.

7.Enforcement of Intellectual Property Rights.  I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments.  I will sign, both during and after my employment,  all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development or related Intellectual Property Rights.  If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development and related Intellectual Property Rights.

8.Nonsolicitation and Noncompetition.  In order to protect the Company’s Proprietary Information and goodwill, during my employment and for a period of:  (i) one (1) year following the date of the cessation of my employment with the Company (the “Last Date of Employment”), or (ii) two (2) years following the Last Date of Employment if I breach my fiduciary duty to the Company or if I have unlawfully taken, physically or electronically, property belonging to the Company (in either case the “Restricted Period”):

(a)I shall not, directly or indirectly, in any manner, other than for the benefit of the Company, solicit or transact any business with any of the customers of the Company, or persuade any customers of the Company to cease doing business with or otherwise terminate, limit, postpone, divert or diminish its relationship, business dealings or patronage with the Company.  For purposes of this Agreement customers shall include then current customers to which the Company provided products or services during the twelve months prior to the Last Date of Employment (the “One Year Lookback”) and customer prospects that the Company solicited during the One Year Lookback and that I had significant contact with or learned confidential information about in the course of my employment.

(b)I shall not, directly or indirectly, in any manner, solicit, entice or attempt to persuade any employee or consultant to leave the Company for any reason or otherwise participate in or facilitate the hire, directly or through another entity, of any person who is then employed by the Company.

(c)Unless the Company terminates my employment without Cause (as defined below), I shall not, directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer or otherwise, in a Related Capacity engage or otherwise participate in any Restricted Business Activities in the Restricted Territory.  I further agree and acknowledge that the equity-based award I received pursuant to the Company’s long-term incentive plan, to which I was not previously entitled, is consideration mutually agreed upon by the Company and me.

(i)“Restricted Business Activities” means any business activities that involve the development, manufacturing or marketing of any products, or the performance of any services or engagement in any research or development activities, that are competitive with (A) the products, services or research or development activities that I, directly or indirectly, was involved with or supported during my employment with the Company within the two years prior to the last day of my employment or (B) products or services or research activities that the Company has under development or that are the subject of active planning that I, directly or indirectly, was involved with or supported during my employment with the Company within the two years prior to the last day of my employment.

(ii)“Related Capacity” means (A) any capacity or role related to, similar to, or having duties or responsibilities similar to, the capacity(ies) or role(s) I hold or held, or in which I otherwise provide or provided services, for the Company during my employment or (B) any other capacity or role in which my knowledge of the Company’s Proprietary Information or my goodwill with the Company’s employees, customers or other business relationships would be of value to a person or entity engaged in Restricted Business Activities.

(iii)“Restricted Territory” means (A) with respect to the U.S., (1) any U.S. state in which I, or any employees I supervised, provided services for the Company or in which my services or the services of any employees I supervised had a material effect on business activities during the last 12 months of my employment with the Company, (2) any other U.S. state in which the Company, directly or indirectly, develops, manufactures, offers, produces, licenses or markets any products or services or has active plans to develop, manufacture, offer, produce, license or market any product or services as of the last day of my employment with the Company and (3) the remaining states of the U.S. and (B) any other country in which the Company, directly or in directly, develops, manufactures, offers, produces, licenses or markets any products or services or has active plans to develop, manufacture, offer, produce, license or market any products or services as of the last day of my employment with the Company.  I shall be considered to provide services in the Restricted Territory if I am physically present in the Restricted Territory while providing services or if my activities have a material effect on business activities within the Restricted Territory.

Nothing in this Section 8(c) shall prohibit any possible investment in publicly traded stock of a company representing less than one percent of the stock of such company.  For purposes of this Agreement, and notwithstanding anything to the contrary in any other agreement between the Company and me, “Cause” shall mean a reasonable and good faith basis for the Company to be dissatisfied with my job performance, my conduct or my behavior. I acknowledge that this covenant is necessary because the Company’s legitimate business interests cannot be adequately protected solely by the other covenants in this Agreement.

9.Government Contracts.  I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work.  I agree to comply with any such obligations or restrictions upon the direction of the Company.  In addition to the rights assigned under Section 5, I also assign to the Company (or any of its nominees) all rights that I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies.

10.Prior Agreements.  I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous or current employer or other party to refrain from competing, directly or indirectly, with the business of such employer or any other party or from soliciting clients, customers or employees of such employer or other party.  I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

11.Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose.  Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief, without the posting of a bond.  I further acknowledge that a court may render an award extending the Restricted Period as one of the remedies in the event of my violation of this Agreement.  If I violate this Agreement, in addition to all other remedies available to the Company at law, in equity, and under contract, I agree that I am obligated to pay all the Company’s costs of enforcement of this Agreement, including reasonable attorneys’ fees and expenses.

12.Use of Voice, Image and Likeness. I give the Company permission to use any and all of my voice, image and likeness, with or without using my name, in connection with the products and/or services of the Company, for the purposes of advertising and promoting such products and/or services and/or the Company, and/or for other purposes deemed appropriate by the Company in its reasonable discretion, except to the extent prohibited by law.

13.No Employment Obligation.  I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment.  I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason, with or without cause.

14.Survival and Assignment by the Company.  I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators.  The Company will have the right to assign this Agreement to its affiliates, successors and assigns.  I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

15.Post-Employment Notifications.  During the Restricted Period, I will notify the Company of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post-Company employment plans and the nature of my activities.

16.Disclosures During Restricted Period.  I will provide a copy of this Agreement to any person or entity with whom I may enter into a business relationship, whether as an employee, consultant, partner, coventurer or otherwise, prior to entering into such business relationship during the Restricted Period.

17.Waiver.  I acknowledge and agree that no waiver of any of my obligations under this Agreement shall be effective unless made in writing by the Company. The failure of the Company to require my performance of any term or obligation of this Agreement, or the waiver of any breach of this Agreement, shall not prevent the Company’s subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

18.Severability.  If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.  In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.Choice of Law and Jurisdiction.  This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts.  I hereby consent to the exclusive jurisdiction of the state and federal courts situated within Massachusetts for purposes of enforcing this Agreement or for any other lawsuit relating to or arising under this Agreement, and I hereby waive any objection that I might have to personal jurisdiction or venue in those courts; provided, however, the Company and I agree that all civil actions relating to Section 8(c) of this Agreement shall be brought in the county of Suffolk and that the superior court or the business litigation session of the superior court shall have exclusive jurisdiction.

20.Independence of Obligations.  My obligations under this Agreement are independent of any obligation, contractual or otherwise, the Company has to me.  The Company’s breach of any such obligation shall not be a defense against the enforcement of this Agreement or otherwise limit my obligations under this Agreement.

21.Protected Disclosures.  I understand that nothing contained in this Agreement, any other agreement with the Company, or any Company policy limits my ability, with or without notice to the Company, to: (i) file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”), including without limitation, the Equal Employment Opportunity Commission, the National Labor Relations Board or the Securities and Exchange Commission (the “SEC”); (ii) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing non-privileged documents or information; (iii) exercise any rights under Section 7 of the National Labor Relations Act, which are available to non-supervisory employees, including assisting co-workers with or discussing any employment issue as part of engaging in concerted activities for the purpose of mutual aid or protection; (iv) share compensation information concerning myself or others (provided that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information); (v) discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful; or (vi) testify truthfully in a legal proceeding.  Any such communications and disclosures must be consistent with applicable law and the information disclosed must not have been obtained through a communication that was subject to the attorney-client privilege (unless disclosure of that information would otherwise be permitted consistent with such privilege or applicable law). I further understand that the Company will not limit any right I may have to receive an award pursuant to the whistleblower provisions of any applicable law or regulation for providing information to the SEC or any other Government Agency.

22.Defend Trade Secrets Act of 2016.  I understand that pursuant to the federal Defend Trade Secrets Act of 2016, I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

23.Other Agreements; Amendment.  This Agreement supplements and does not supersede any other confidentiality, assignment of inventions or restrictive covenant agreement between the Company and me.  To the extent that this Agreement addresses other subject matters, this Agreement supersedes any other agreements between the Company and me with respect to such subject matters.  This Agreement may be amended only in a written agreement executed by a duly authorized officer of the Company and me.

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I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I CERTIFY THAT (I) I WAS PROVIDED WITH THIS AGREEMENT BY THE EARLIER OF A FORMAL OFFER OF EMPLOYMENT OR TEN (10) BUSINESS DAYS BEFORE THE COMMENCEMENT OF MY EMPLOYMENT, AND (II) I HAVE BEEN ADVISED BY THE COMPANY THAT I HAVE THE RIGHT TO CONSULT WITH COUNSEL PRIOR TO SIGNING THIS AGREEMENT.

I ACKNOWLEDGE AND AGREE THAT THE TERMS OF THIS AGREEMENT WILL APPLY TO MY ENTIRE SERVICE RELATIONSHIP WITH THE COMPANY, INCLUDING WITHOUT LIMITATION ANY PERIOD OF SERVICE PRIOR TO THE DATE OF MY SIGNATURE BELOW.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument and it shall become effective upon the later of (i) the full execution by both parties or (ii) ten (10) business days after the Company provided me with notice of this Agreement.

EMPLOYEE

Signed:

Type or print name:

Date:

FACTORIAL INC.

Signed:

Type or print name and job title:

Date:

EXHIBIT A

To:	Factorial Inc.

From:

Date:

SUBJECT: Prior Inventions

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐	No inventions or improvements

☐	See below:

☐	Additional sheets attached

The following is a list of all patents and patent applications in which I have been named as an inventor:

☐	None

☐	See below: